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                                                                   EXHIBIT 10.25

                                    AGREEMENT

This Agreement made the 8th day of October, 2003 between STERLITE
INDUSTRIES (INDIA) LIMITED, a Company incorporated and registered under the Companies Act, 1956 and having its Registered Office at B 10/4 Waluj, MIDC Industrial Area, Waluj, District Aurangabad 431 133, (hereinafter referred to as "THE COMPANY") of the ONE PART and MR. NAVIN AGARWAL Indian inhabitant residing at 321 Samudra Mahal, Dr. Annie Besant Road, Worli, Mumbai - 400 018. (hereinafter referred to as "WHOLE-TIME DIRECTOR") of the OTHER PART.

WHEREAS:

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The Board of Directors at their meeting held on 26th July, 2003 have appointed
Mr. Navin Agarwal as a "WHOLE TIME DIRECTOR" of the Company for a period of 5
(five) years with effect from August 01, 2003 till July 31, 2008 and Mr. Navin Agarwal has agreed to the said appointment upon the terms and conditions hereinafter contained.

The appointment and remuneration of the Whole-time Director has been approved by the Members at the Annual General Meeting to be held on 23rd September, 2003.

NOW THIS AGREEMENT WITNESSETH AND IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES HERETO AS FOLLOWS:

1. The Company hereby approves the appointment of Mr. Navin Agarwal as a 'WHOLE-TIME DIRECTOR' from the 1st day of August, 2003 till 31st day of July, 2008 subject to such appointment being determined earlier in accordance with the provisions of this Agreement.

2. Mr. Navin Agarwal, Whole Time Director of the Company shall have substantial powers of management of the affairs of the Company and is entitled to exercise all such powers and to do all such acts and things which the company is authorised, subject to the provisions of the Companies Act, 1956 as well as the provisions of the Memorandum of Association and Articles of Association of the Company. Provided that the Whole Time Director shall exercise his powers and do such acts, subject to the superintendence, direction and control of the Board of Directors.

3. The Whole-time Director shall in consideration of his services to the Company be entitled to receive remuneration by way of salary, allowances, commission and perquisites as set out below:-

I(a) Salary      :  In the range of Rs.8,50,000 - Rs.15,00,000 per month
                    (With such annual/special increments within the aforesaid range as may be decided by the Board or any Committee thereof, in its absolute discretion and from time to time).
(b)  Incentives  :  Upto 200% of the Annual Salary as may be determined by the
                    Board or Committee thereof.
(c)  Perquisites :  In addition to salary and incentives payable, Mr. Navin
                    Agarwal shall also be entitled to perquisites including free furnished accommodation or house rent allowance in lieu thereof, gas, electricity, water, furnishing, medical reimbursement and leave travel concession for self and family, club fees, medical and personal accident insurance in

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                    accordance with the rules of the Company or as may be agreed to by the Board of Directors or Committee thereof".

Explanation:

i) Perquisities shall be evaluated as per Income Tax Rules, wherever applicable and in the absence of any such rule, perquisites shall be evaluated at actual cost to the Company.
ii) For the purpose of perqusites stated hereinabove, 'family' means the spouse, dependent children and dependent parents of the appointee.

II) Mr. Navin Agarwal will also be entitled to following perquisites as per rules of the Company or as agreed by the Directors which will not be included in the computation of the ceiling of remuneration as above.

i)   PROVIDENT FUND AND SUPERANNUATION FUND OR ANNUITY FUND.

i) Contribution to Provident Fund and Superannuation Fund or Annuity Fund to the extent these, either singly or put together are not taxable under the Income Tax Act, 1961.
ii) Gratuity payable at a rate not exceeding half month's salary for each completed year of service as per rules of the Company.


iii) Encashment of leave as per rules of the Company.

III) COMMISSION:

     Such remuneration by way of Commission in addition to the salary, incentive remuneration, if any and perquisites and allowances payable to Mr. Navin Agarwal calculated with reference to net profits of the Company in a particular financial year as may be determined by the Board of Directors at the end of each financial year, subject to such ceiling stipulated in Section 198 and 309 of the Act.

IV)  OTHER BENEFITS:

i) Provision for car (with driver) for use of Company's business and telephone and other communication facility (for official business).
ii) Such other benefits as may be decided by the Board or its Committee from time to time.

In accordance with the resolution, within the aforesaid limits, the amount of salary and perquisites payable to Mr. Navin Agarwal will be decided/varied by the Board of directors or its Committee thereof, from time to time as it may deem fit in its absolute discretion.

MINIMUM REMUNERATION
In the event of any loss or inadequacy of profits in any financial year during his tenure the Company shall remunerate by way of salary, perquisites or any other allowance as

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per ceilings specified in Section II of Part II of Schedule XIII of the
Companies Act, 1956, (including any statutory modifications or re -enactment thereof, for the time being in force) or any amendments made thereto.

Apart from the remuneration aforesaid he shall be entitled to reimbursement of expenses incurred in connection with the business of the Company.

Mr. Navin Agarwal shall not be retiring by rotation as a Director.

No sitting fees shall be paid to him for attending the meeting of the Board of Directors or Committee thereof of the Company.

4. The Whole-time Director shall throughout the term of this Agreement devote his full time and attention to the business of the Company, and shall in all respects conform to and comply with the directions and regulations made by the Board of Directors and rules of the Company and shall well and faithfully serve the Company and use his utmost endeavour to promote the interests thereof.

5. The Whole-time Director shall during the term of this Agreement and at all times thereafter keep strictly confidential and shall not divulge, disclose, make known or communicate to any person or persons, firm, Company or concerns (unless required by the Board or except in the ordinary course of business and/or to those of the officials of the Company whose province it is to know the same) or himself make use of any and all information relating to the Company or any of its holding company, subsidiary or affiliate including its business activities, technologies, designs, processes and related matters which he may acquire, receive or obtain or which may come to his knowledge in the course of or by reason of his appointment hereunder.

6. Notwithstanding anything contrary herein contained or implied, the Company shall be entitled to terminate the employment of the Whole-time Director under this Agreement forthwith by notice in writing:-

     i) If he becomes insolvent or make any composition or arrangement with his creditors;

     ii) If he commits a material breach of any of the terms, provisions or conditions herein; or

     iii) If he shall become disqualified to act as a director for any reason, other than an inadvertent breach of Section 283 of the Companies Act, 1956.

7. The Whole-time Director shall not, so long as he functions as such become interested or otherwise concerned directly or through his wife and children in any selling agency of the Company in future without the prior approval of the Central Government.

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8.   Notwithstanding anything to the contrary contained in this Agreement, either party shall be entitled to determine this Agreement by giving not less than 90 days prior notice in writing in that behalf to the other party, or 90 days salary in lieu thereof and on the expiry of the period of such notice this Agreement shall stand terminated.

IN WITNESS WHEREOF the Company has caused its Common Seal to be hereunto affixed and the Mr. Navin Agarwal, Whole-time Director has hereunto set his hand and seal the day and year first herein above written.

The Common Seal of the above named
STERLITE INDUSTRIES (INDIA)
LIMITED has been affixed hereunto
pursuant to a Resolution passed by its Board          /s/ Tarun Jain
of Directors in that behalf at their meeting
held on 26TH July, 2003 in the presence of
MR. Tarun Jain (Director - Finance)

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of the Company who in token thereof has set
and subscribed his signatures hereto in the presence of: Mr.

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Signed and delivered by the above named
Whole-time Director, MR. NAVIN                       /s/ Navin Agarwal
AGARWAL in the presence of:


Ms. Kavitha Pillai
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Mr. Arun Ganapathy
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